                                                                   EXHIBIT 10.21


                            JAMES HARDIE FINANCE B.V.

                                   (Borrower)


                                JAMES HARDIE N.V.

                                       and

                       JAMES HARDIE AUST. INVESTCO PTY LTD

                                  (Guarantors)


                                       and




                                    (Lender)


===============================================================================

                         364 DAY STANDBY LOAN AGREEMENT

===============================================================================


                            (C) Allen Allen & Hemsley
                                     Sydney
                              REF: AGM 1312903 MXK

================================================================================

                        T A B L E   O F   C O N T E N T S

================================================================================

1.          DEFINITIONS AND INTERPRETATION .............................................. 1

            1.1         Definitions ..................................................... 1
            1.2         Interpretation .................................................. 8
            1.3         Document or agreement ........................................... 9
            1.4         Determination, statement and certificate ........................ 9
            1.5         Repayment and prepayment ........................................ 9

2.          PURPOSE ..................................................................... 9

3.          DRAWDOWN NOTICES ............................................................ 9

4.          LOAN FACILITY ............................................................... 9

            4.1         Currency ........................................................ 9
            4.2         Advance of Loan ................................................ 10
            4.3         Repayment ...................................................... 10
            4.4         Continuation of Loan in same currency .......................... 10

5.          ORIGINAL DOLLAR AMOUNT OF LOANS ............................................ 10

6.          REVIEW OF FACILITY ......................................................... 10

7.          SELECTION OF FUNDING PERIODS ............................................... 10

8.          INTEREST ................................................................... 11

            8.1         Notification of rates and amounts .............................. 11
            8.2         Interest rate .................................................. 11
            8.3         Basis of calculation of interest ............................... 11
            8.4         Payment of interest ............................................ 11

9.          FEES ....................................................................... 11

10.         CANCELLATION OF COMMITMENT ................................................. 12

            10.1        During Availability Period ..................................... 12
            10.2        At end of Availability Period .................................. 12

11.         PREPAYMENTS ................................................................ 12

            11.1        Voluntary prepayments .......................................... 12
            11.2        Interest ....................................................... 12
            11.3        Limitation on prepayments ...................................... 12

12.         PAYMENTS ................................................................... 12

            12.1        Manner ......................................................... 12
            12.2        Payment to be made on Business Day ............................. 13

13.         TAXATION ................................................................... 13

            13.1        Additional payments ............................................ 13
            13.2        Reimbursement .................................................. 13

14.         CHANGES IN LAW ............................................................. 13

            14.1        Increased costs ................................................ 13
            14.2        Minimisation ................................................... 14
            14.3        Illegality ..................................................... 14


15.         CONDITIONS PRECEDENT ....................................................... 15

            15.1        Conditions precedent to Drawdown Notice ........................ 15
            15.2        Conditions precedent to each Loan .............................. 15

16.         REPRESENTATIONS AND WARRANTIES ............................................. 15

            16.1        Representations and warranties ................................. 15
            16.2        Reliance on representations and warranties ..................... 18

17.         UNDERTAKINGS ............................................................... 18

            17.1        General undertakings ........................................... 18
            17.2        Liens .......................................................... 19
            17.3        Financial undertakings ......................................... 21
            17.4        Term of undertakings ........................................... 21

18.         INFORMATION AS TO BORROWER ................................................. 22

            18.1        Financial and business information ............................. 22
            18.2        Officer's certificate .......................................... 23

19.         EVENTS OF DEFAULT .......................................................... 23

            19.1        Events of Default .............................................. 23
            19.2        Consequences ................................................... 26

20.         GUARANTEE .................................................................. 26

            20.1        Interpretation ................................................. 26
            20.2        Guarantee ...................................................... 26
            20.3        Payment ........................................................ 26
            20.4        Unconditional nature of obligation ............................. 26
            20.5        Principal and independent obligation ........................... 27
            20.6        No marshalling ................................................. 27
            20.7        No competition ................................................. 28
            20.8        Suspense account ............................................... 28
            20.9        Rescission of payment .......................................... 28
            20.10       Indemnity ...................................................... 29
            20.11       Continuing guarantee and indemnity ............................. 29
            20.12       Variations ..................................................... 29
            20.13       Judgment ....................................................... 29
            20.14       Conditions precedent ........................................... 29

21.         INTEREST ON OVERDUE AMOUNTS ................................................ 30

            21.1        Accrual and payment ............................................ 30
            21.2        Rate ........................................................... 30

22.         INDEMNITIES ................................................................ 30

23.         CURRENCY INDEMNITY ......................................................... 31

            23.1        General ........................................................ 31
            23.2        Reimbursement .................................................. 31

 24.        REVIEW EVENT ............................................................... 31

25.         CONTROL ACCOUNTS ........................................................... 31

26.         EXPENSES ................................................................... 31

27.         STAMP DUTIES ............................................................... 32

28.         SET-OFF .................................................................... 32

29.         WAIVERS, REMEDIES CUMULATIVE ............................................... 32

30.         SEVERABILITY OF PROVISIONS ................................................. 32

31.         SURVIVAL OF REPRESENTATIONS ................................................ 32

32.         INDEMNITY AND REIMBURSEMENT OBLIGATIONS .................................... 32

33.         MORATORIUM LEGISLATION ..................................................... 33

34.         CONSENTS AND OPINIONS ...................................................... 33

35.         ASSIGNMENTS ................................................................ 33

            35.1        Assignment by Borrower and Guarantors .......................... 33
            35.2        Assignment by Lender ........................................... 33
            35.3        Disclosure ..................................................... 33
            35.4        Change of Lending Office ....................................... 33
            35.5        No increased costs ............................................. 34

36.         NOTICES .................................................................... 34

37.         RESPONSIBLE OFFICERS ....................................................... 34

38.         FURTHER ASSURANCES ......................................................... 35

39.         JURISDICTION ............................................................... 35

            39.1        Jurisdiction ................................................... 35
            39.2        Process agents ................................................. 35

40.         GOVERNING LAW .............................................................. 36

41.         COUNTERPARTS ............................................................... 36

42.         CONFIDENTIAL INFORMATION ................................................... 36

================================================================================

                             STANDBY LOAN AGREEMENT

================================================================================


AGREEMENT dated               1998 between:

1. JAMES HARDIE FINANCE B.V. incorporated in The Netherlands, with statutory seat at Amsterdam, The Netherlands of Postbus 75084, 1070 AB Amsterdam, Tripolis 300, Burgerweeshuispad 301, Amsterdam, The Netherlands (the BORROWER);

2. JAMES HARDIE N.V. incorporated in The Netherlands, with statutory seat at Amsterdam, The Netherlands of Postbus 75084, 1070 AB Amsterdam, Tripolis 300, Burgerweeshuispad 301, Amsterdam, The Netherlands (the PARENT);

3. JAMES HARDIE AUST. INVESTCO PTY LTD (ACN 084 175 584) incorporated in South Australia of 65 York Street, Sydney, (JHI); and

4.      (the LENDER).


RECITAL

The Borrower and the Guarantors have requested the Lender to provide the
Borrower with a facility under which loans of up to US$           (or its
equivalent in Australian Dollars) may be made available to the Borrower.


IT IS AGREED as follows.

1.             DEFINITIONS AND INTERPRETATION

A.             DEFINITIONS

               The following definitions apply unless the context requires otherwise.

               AUTHORISATION includes:

               (a) any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Governmental Authority; or

               (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Authority intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

               AVAILABILITY PERIOD means the period commencing on the date of this Agreement and ending on the Final Maturity Date or, if earlier, the date on which the Commitment is cancelled.

               BBR for a period means:

               (a) the average bid rate displayed at or about 10.20am (Sydney time) on the first day of that period on the Reuters screen BBSY page for a term equivalent to the period;

               (b)              if:

                                (i) for any reason that rate is not displayed for a term equivalent to that period; or

                                (ii) the basis on which that rate is displayed is changed and in the opinion of the Lender it ceases to reflect the Lender's cost of funding to the same extent as at the date of this Agreement, then BBR will be the rate determined by the Lender to be the average of the buying rates quoted to the Lender by Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited and Westpac Banking Corporation at or about 10.20am (Sydney time) on that date. The buying rates must be for bills of exchange accepted by an Australian bank and which have a term equivalent to the period; or

               (c) if at any time less than 3 of the banks referred to in paragraph (b) provide quotations at the request of the Lender, BBR shall be the rate certified by the Lender to be its cost of funds for the relevant period.

               Rates will be expressed as a yield per cent per annum to maturity.

               BUSINESS DAY means a weekday on which:

               (a) for the purposes of making or receiving any payments in US dollars, banks are open in New York;

               (b) for the purpose of determining LIBOR banks are open in London; and

               (c) for all other purposes, banks are open in Amsterdam and Sydney.

               CAPITAL LEASE means, at any time, a lease with respect to which the lessee is required concurrently to recognise the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

               CAPITAL LEASE OBLIGATION means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

               CHANGE OF CONTROL means, after the date of the Reorganisation, a Person acquiring control of the Parent who did not immediately after the date of Reorganisation have the power to control the Parent, as the term control is defined in AAS24.

               COMMITMENT means US$           as reduced or cancelled under
               this Agreement.

               CONFIDENTIAL INFORMATION is defined in clause 42.

               CONSOLIDATED FUNDED CAPITALISATION means, at any time, the sum of Consolidated Net Worth and Consolidated Funded Debt.

               CONSOLIDATED FUNDED DEBT means, as of any date of determination, the total of all Funded Debt of the Parent and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between any of the Parent and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Parent and its Subsidiaries in accordance with GAAP.

               CONSOLIDATED NET WORTH means, at any time, the sum of:

               (a) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Parent and its Subsidiaries; and

               (b) the amount of the paid-in capital and retained earnings of the Parent and its Subsidiaries,

               in each case as such amounts would be shown on a consolidated balance sheet of the Parent and its Subsidiaries as of such time prepared in accordance with GAAP.

               DEBT means, with respect to any Person, without duplication,

               (a) its liabilities for borrowed money (including all liabilities in respect of letters of credit, (excluding letters of credit and performance guarantees posted in respect of payment of accounts payable arising in the ordinary course of business) or instruments serving a similar function issued or accepted for its account by banks and other financial institutions);

               (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

               (c)              its Capital Lease Obligations;

               (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

               (e) all Preferred Stock of Subsidiaries of such Person which is not owned by such Person or a Wholly Owned Subsidiary of such Person;

               (f) any Guaranty of such Person with respect to liabilities of a type described in any of paragraphs (a) to (e) of this definition.

               Debt of any Person shall include all obligations of such Person of the character described in paragraphs (a) to (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

               DEFAULT means an event or condition the occurrence of existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

               DRAWDOWN DATE means the date on which any accommodation under this Agreement is or is to be drawn.

               DRAWDOWN NOTICE means a notice under clause 3.

               EBIT means the operating profit of the Parent and its Subsidiaries before adjustments for abnormal or exceptional items and income tax but after adding back Net Interest Charges, determined in each case by reference to the latest audited consolidated financial statements of the Parent and its Subsidiaries delivered to the Lender under clause 18.1(b).

               ENVIRONMENTAL LAWS means any and all United States Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

               ERISA means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

               EVENT OF DEFAULT means any of the events specified in clause 19.

               EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

               EXCLUDED TAX means a Tax imposed by a jurisdiction on the net income of the Lender because the Lender has a connection with that jurisdiction but not a Tax:

               (a) which is calculated by reference to the gross amount of a payment derived by the Lender under this Agreement or another document referred to in this Agreement (without the allowance of a deduction); or

               (b) which is imposed as a result of the Lender being considered to have a connection with that jurisdiction solely as a result of it being a party to this Agreement or a transaction contemplated by this Agreement.

               FINAL MATURITY DATE means, subject to clause 12.2, the date which is 364 days after the date of this Agreement or such later date as is agreed under clause 6.

               FUNDED DEBT means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from the date of the creation thereof, and shall include as of any date of determination the lowest average monthly balance outstanding under the Borrower's or JHI's revolving or standby credit facilities in the 12 month period immediately preceding the date of determination.

               FUNDING PERIOD means a period for the fixing of interest rates for, and the funding of, a Loan. That period commences on the Drawdown Date of that Loan and has a duration specified in the Drawdown Notice in respect of that Loan.

               GAAP means:

               (a) generally accepted accounting principles as in effect from time to time in the United States of America; or

               (b) in relation to a company incorporated in Australia, accounting principles and practices applying by law or otherwise generally accepted in Australia, consistently applied.

               GOVERNMENTAL AUTHORITY means

               (a)              the government of:

                                (i) the United States of America or any State or other political subdivision thereof; or

                                (ii) any jurisdiction in which the Parent or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent or any Subsidiary; or

                                (iii)           the jurisdiction of
                                                incorporation or domicile of the
                                                Parent or any Subsidiary.

               (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

               GUARANTOR means:

               (a)              the Parent; or

               (b)              JHI.

               GUARANTY means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

               (a) to purchase such indebtedness or obligation or any property constituting security therefor;

               (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

               (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

               (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

               In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

               LENDING OFFICE means the office of the Lender described above or another office designated by it as a Lending Office by notice to the Borrower.

               LIBOR for a period means:

               (a) the rate determined by the Lender to be the rate for deposits in US dollars for a term equivalent to that period displayed on the Telerate Page 3750 at or about 10.20am (London time) 2 Business Days before the first day of the period; or

               (b)              if:

                                (i)             for any reason there are no
                                                rates displayed for a term
                                                equivalent to that period; or

                                (ii) the basis on which those rates are displayed is changed and in the opinion of the Lender those rates cease to reflect the
                                                Lender's cost of funding to the
                                                same extent as at the date of
                                                this Agreement,

                                then LIBOR will be the rate determined by the Lender to be the average of the rates quoted to it by 3 leading banks selected by Chase Manhattan Bank, Citibank N.A. and Union Bank of Switzerland in the London interbank market at or about 10.20am (London time) 2 Business Days before that period for the making of deposits in US dollars with the Lender for a term comparable to that period.

               LIEN means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

               LIQUIDATION includes receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, bankruptcy or death.

               LOAN means each loan lent or to be lent under this Agreement which has the same Funding Period.

               MARGIN means [0.45] per annum.

               MATERIAL ADVERSE EFFECT means a material adverse effect on:

               (a) the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries taken as a whole;

               (b) the ability of the Borrower or a Guarantor to perform its obligations under this Agreement; or

               (c)              the validity or enforceability of this
                                Agreement.

               MEMORANDUM means the Information Memorandum dated 7 August 1998 delivered by Warburg Dillon Read to the Lender.

               NET INTEREST CHARGES means all continuing, regular or periodic costs, charges and expenses (including interest, discount costs, charges and expenses (including but not limited to interest, discount costs and any and all fees associated with or incurred under any Debt) incurred by the Parent and any of its Subsidiaries in effecting, servicing or maintaining at any time its Debt, less interest income received by or arising to the Parent or such Subsidiaries in the same period for which such Net Interest Charges are being determined, in each case by reference to the financial statements referred to in clause 18.1.

               OBLIGOR means:

               (a)              the Borrower; or

               (b)              a Guarantor.

               ORIGINAL DOLLAR AMOUNT means, in relation to a Loan or part of a Loan, the US dollar amount of that Loan or part nominated in the relevant Drawdown Notice reduced from time to time by any prepayment and/or repayment of that Loan or part other than a repayment under clause 4.4.

               PERSON means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organisation, or a government or agency or political subdivision thereof.

               PREFERRED STOCK means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

               PRINCIPAL OUTSTANDING means the total principal amount of all outstanding Loans.

               REORGANISATION means the reorganisation and capital restructuring of certain companies owned, at the date of this Agreement, by James Hardie Industries Limited, as described in pages A-7 to A-8 of the Memorandum.

               RESPONSIBLE OFFICER means:

               (a) in respect of an Obligor, any Senior Financial Officer and any other officer of an Obligor with responsibility for the administration of the relevant portion of this Agreement; and

               (b) in respect of the Lender, any person whose title or acting title includes the word MANAGER, DIRECTOR or PRESIDENT or cognate expressions, or any secretary or director.

               REVIEW DATE means 30 April and 31 October in each year, commencing with 30 April 1999.

               SAME DAY FUNDS means:

               (a) for Australian dollars, immediately available Australian dollar funds; or

               (b) for US dollars, US dollar funds settled through the New York Clearing House Interbank Payments System (or another manner of payment in US dollars specified by the Lender as being customary for the settlement of international transactions of the type contemplated by this Agreement).

               SECURED DEBT means, with respect to any Person, any Debt of such Person that is secured in any manner by any Lien on any property.

               SECURED MONEY means all money which the Borrower (whether alone or not) is or at any time may become actually or contingently liable to pay to or for the account of the Lender (whether alone or not) for any reason whatever under or in connection with this Agreement.

               It includes money by way of principal, interest, fees, costs, indemnities, charges, duties or expenses or payment of liquidated or unliquidated damages under or in connection with this Agreement, or as a result of a breach of or default under or in connection with this Agreement.

               Where the Borrower would have been liable but for its Liquidation, it will be taken still to be liable.

               SENIOR FINANCIAL OFFICER means, in relation to an Obligor, the chief financial officer, principal accounting officer, treasurer or comptroller of that Obligor.

               SUBSIDIARY means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a SUBSIDIARY is a reference to a Subsidiary of the Parent.

               SUBORDINATED DEBT means debt that is in any manner subordinated in right of payment or security in any respect to the Secured Money.

               TAX includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Governmental Authority, and any related interest, penalty, charge, fee or other amount.

               UNDRAWN COMMITMENT means the Commitment less the total Original Dollar Amount of all Loans.

               WHOLLY-OWNED SUBSIDIARY means, at any time, any Subsidiary, one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Parent and the Parent's other Wholly-Owned Subsidiaries at such time.

               YEAR 2000 PROBLEM means the risk that computer applications used by the Parent and each Subsidiary may be unable to recognise and perform date sensitive functions involving certain dates prior to and any date after 31 December 1999.

B.             INTERPRETATION

               Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

               1. The singular includes the plural and the converse.

               2.               A gender includes all genders.

               3. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

               4. A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

               5. A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Agreement.

               6. A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns.

               7. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

               8. A reference to WRITING includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

               9. A reference to CONDUCT includes an omission, statement or undertaking, whether or not in writing.

               10. Mentioning anything after INCLUDE, INCLUDES or INCLUDING does not limit what else might be included.

               11. A reference to an ASSET or PROPERTY, unless otherwise specifically limited, includes any real or personal property of any kind, tangible or intangible, choate or inchoate.

               12. An Event of Default SUBSISTS until it has been waived in writing by the Lender or remedied.

               13. A reference to an amount for which a person is CONTINGENTLY LIABLE includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise.

C.             DOCUMENT OR AGREEMENT

               A reference to:

               1. an AGREEMENT includes a Lien, Guaranty, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

               2. a DOCUMENT includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

               A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Agreement.

D.             DETERMINATION, STATEMENT AND CERTIFICATE

               Except where otherwise provided in this Agreement any determination, statement or certificate by the Lender or a Responsible Officer of the Lender provided for in this Agreement is sufficient evidence unless proven wrong.

E.             REPAYMENT AND PREPAYMENT

               1. A reference to REPAYMENT or PREPAYMENT of all or part of a Loan is to payment to the Lender in the relevant currency of the relevant amount determined, in the case of part of a Loan, in accordance with paragraph (b).

               2. Where part of a Loan is to be repaid or prepaid the Borrower shall repay or prepay in the currency of the Loan the same fraction of the Loan as the Original Dollar Amount of the amount to be prepaid or repaid is of the Original Dollar Amount of the Loan.

II.            PURPOSE

               The Borrower shall use the net proceeds of all Loans for general corporate purposes.

III.           DRAWDOWN NOTICES

               To make a drawing the Borrower shall give to the Lender an irrevocable Drawdown Notice substantially in the form of annexure
               A. That Drawdown Notice must be received by the Lender not later than 11 am (Sydney time) 3 Business Days before the proposed Drawdown Date (which must be a Business Day).

IV.            LOAN FACILITY

A.             CURRENCY

               The currency of each Loan will be:

               1.               US dollars; or

               2.               Australian Dollars,

               as requested by the Borrower in the relevant Drawdown Notice.

B.             ADVANCE OF LOAN

               1. Subject to this Agreement, whenever the Borrower requests a Loan the Lender will provide that Loan by 1pm (local time in the place of payment) on the relevant Drawdown Date in Same Day Funds in the relevant currency to the account specified in the relevant Drawdown Notice.

               (b) The Lender will not be obliged to provide a Loan if as a result the total Original Dollar Amount of all outstanding Loans would exceed the Commitment.

C.             REPAYMENT

               The Borrower shall repay each Loan on the last day of its Funding Period in the currency in which it is then denominated except to the extent it is redrawn on that day.

D.             CONTINUATION OF LOAN IN SAME CURRENCY

               If all or part of a Loan is to be redrawn on the last day of its Funding Period in the same currency, then on that day the Borrower and the Lender will not be obliged to repay or provide the amount of the Loan which is being redrawn in that currency.

V.             ORIGINAL DOLLAR AMOUNT OF LOANS

               The Borrower shall ensure that the Original Dollar Amount of each Loan is a minimum of US$5,000,000 or the Undrawn Commitment unless the Lender agrees otherwise.

VI.            REVIEW OF FACILITY

               1. The Borrower may, not more than 75 Business Days and not less than 45 Business Days prior to a Review Date request an extension of the Final Maturity Date to a date falling 364 days after that Review Date [(or, in respect of the Review Date falling on 30 April 2003, to the date falling 5 years after the date of this Agreement)].

               [2. The Borrower may not request that the Final Maturity Date extend beyond the date which is 5 years after the date of this Agreement.]

               3. A request by the Borrower shall be in writing in the form provided for in annexure C and given to the Lender.

               4. The Lender may at its discretion accept or decline any such request.

               5. If the Lender wishes to accept any such request, then it shall return its copy of the notice referred to in paragraph (a) above as signed by it to the Borrower within 7 days of the Review Date, and the Final Maturity Date will then be extended to the date specified in the notice.

VII.           SELECTION OF FUNDING PERIODS

               1. Subject to this clause, the Borrower may only select Funding Periods of 1, 2, 3 or 6 months.

               2. The Borrower may select any other period agreed by the Lender to enable consolidation of Loans.

               3. If a Funding Period ends on a day which is not a Business Day, that Funding Period will be extended to the next Business Day in the same calendar month or, if none, the preceding Business Day.

               4. If a Funding Period of a number of months commences on a date in a month and there is no corresponding date in the month in which it is to end, it will end on the last Business Day of the latter month.

               5.               No Funding Period may extend beyond the Final
                                Maturity Date.

               6. If the Borrower fails to select Funding Periods complying with this clause the Lender may vary any Drawdown Notice to ensure compliance.

VIII.          INTEREST

A.             NOTIFICATION OF RATES AND AMOUNTS

               The Lender will notify the Borrower of the interest rates and amounts of currency determined under this clause as soon as they are ascertained. Failure to do so will not affect the obligations of the Borrower in any way.

B.          INTEREST RATE

            Interest accrues from day to day on each Loan for each Funding Period at the rate per annum determined by the Lender to be the sum of the Margin and in the case of a Loan denominated in:

            1.          US dollars, LIBOR; and

            2.          Australian dollars, BBR,

            for that Funding Period.

C.          BASIS OF CALCULATION OF INTEREST

            That interest will be calculated on the basis of the actual number of days elapsed and in the case of a Loan denominated in:

            1.          US dollars, a year of 360 days; and

            2.          Australian dollars, a year of 365 days.

D.          PAYMENT OF INTEREST

            The Borrower shall pay that accrued interest in the relevant currency on the last day of the relevant Funding Period.

IX.         FEES

A.          FACILITY FEE

            1. A facility fee is payable at the rate of [0.20]% per annum on the daily amount of the Commitment from the date of this Agreement.

            2. The facility fee is calculated on the actual number of days and on the basis of a year of 360 days.

            3. The Borrower shall pay the facility fee in US dollars in advance on the first Business Day of each calendar quarter, commencing with a payment on the date of this Agreement.

            [4. On cancellation of all or part of the Commitment, the Lender shall refund to the Borrower any facility fee paid on such cancelled Commitment in respect of the period after the date of such cancellation.]

[B.         ESTABLISHMENT FEE

            On the date of first drawdown under this Agreement, the Borrower shall pay to the Lender an establishment fee of US$20,000.]

X.          CANCELLATION OF COMMITMENT

A.          DURING AVAILABILITY PERIOD

            On giving not less than 30 days irrevocable notice to the Lender the Borrower may cancel all or part of the Undrawn Commitment at any time during the Availability Period. A partial cancellation must be in a minimum of US$5,000,000, unless the Lender agrees otherwise.

B.          AT END OF AVAILABILITY PERIOD

            At the close of business (Sydney time) on the last day of the Availability Period the Commitment will be cancelled.

XI.         PREPAYMENTS

A.          VOLUNTARY PREPAYMENTS

            1. Subject to this clause, if it gives at least 30 days' prior notice to the Lender the Borrower may prepay all or part of the Principal Outstanding. That notice is irrevocable. The Borrower shall prepay in accordance with it.

            2. Unless the Lender agrees otherwise, the Borrower may only prepay a Loan on the last day of its Funding Period.

            3. Unless the Lender agrees otherwise, prepayment of part only of a Loan may only be made of a part having an Original Dollar Amount of a minimum of US$5,000,000.

B.          INTEREST

            When the Borrower prepays any amount it shall pay interest accrued on that amount.

C.          LIMITATION ON PREPAYMENTS

            The Borrower may not prepay all or any part of the Principal Outstanding except as set out in this Agreement.

XII.        PAYMENTS

A.          MANNER

            The Obligors shall make all payments under this Agreement in Same Day Funds:

            1. if in US dollars, by 11am (New York time) on the due date to the account specified in schedule 1, or any other account from time to time notified by the Lender; and

            2. if in Australian dollars, by 11am (Sydney time) on the due date to the account specified by the Lender from time to time in respect of Australian dollars,

            without set-off, counterclaim or other deduction except any compulsory deduction for Taxation.

B.          PAYMENT TO BE MADE ON BUSINESS DAY

            Whenever any payment becomes due on a day which is not a Business Day, the due date will be the preceding Business Day.

XIII.       TAXATION

A.          ADDITIONAL PAYMENTS

            Whenever an Obligor is obliged to make a deduction in respect of Tax from any payment under this Agreement it shall:

            1. pay the amount deducted to the appropriate Governmental Authority in accordance with applicable law and deliver to the Lender official receipts evidencing payment of that amount; and

            2. unless the Tax is an Excluded Tax, pay the Lender together with such payment any additional amounts necessary to ensure that the Lender receives when due a net amount (after payment of any Taxes in respect of those additional amounts) in the relevant currency equal to the full amount which it would have received had a deduction not been made.

B.          REIMBURSEMENT

            1.          Whenever:

                        a. an Obligor pays any additional amount under clause 13.1(b) (ADDITIONAL PAYMENTS) in respect of deducted Tax; and

                        b. the Lender decides that it has received any clearly identifiable relief for the deducted Tax in computing its income Tax,

                        the Lender will promptly pay to the relevant Obligor the amount of any consequent reduction in its income Tax, but only to the extent that it determines that a payment to the relevant Obligor can be made without prejudice to the retention of the relief.

            2. Nothing in paragraph (a) interferes with the right of the Lender to arrange its tax affairs in any manner it thinks fit. In particular, the Lender need not claim any relief in respect of deducted Tax in priority to any other relief available to it. Nor need it disclose to an Obligor any information regarding its tax affairs or tax computations.

XIV.        CHANGES IN LAW

A.          INCREASED COSTS

            Whenever the Lender determines that:

            1. the effective cost to the Lender or any of its holding companies of making, funding or maintaining any Loan or the Commitment is increased in any way;

            2. any amount paid or payable to the Lender or received or receivable by the Lender, or the effective return to the Lender or any of its holding companies, under or in respect of this Agreement is reduced in any way;

            3. the return of the Lender or any of its holding companies on the capital which is or becomes directly or indirectly allocated by the Lender or the holding company to any Loan or the Commitment is reduced in any way; or

            4. to the extent that any relevant law, official directive or request relates to or affects the Commitment, any Loan or this Agreement, the overall return on capital of the Lender or any of its holding companies is reduced in any way,

            5. a cost is imposed on the Lender or any of its holding companies due to its provision or maintenance of the Commitment or any Loan,

            as a result of any change in, any making of, or any change in the interpretation or application by any Governmental Authority of, any law, official directive or request, then:

            6.          the Lender will promptly notify the Borrower; and

            7. after the giving of 30 days' written notice by the Lender to the Borrower of its intention to require compensation, from time to time the Borrower shall pay the Lender the amount certified by a Responsible Officer of the Lender to be necessary to compensate the Lender or the relevant holding company (as the case may be) for the increased cost or the reduction, such certificate to include the basis on which such amount has been calculated.

            Without limiting the above in any way, this clause applies:

            8. to any law, official directive or request with respect to Taxation (except an Excluded Tax) or reserve, liquidity, capital adequacy, special deposit or similar requirements; and

            9. to official directives or requests which do not have the force of law where it is the practice of responsible bankers or financial institutions in the country concerned to comply with them.

B.          MINIMISATION

            1. (NO DEFENCE) If the Lender and (if applicable) its holding company have acted in good faith it will not be a defence that any cost, reduction or payment or loss of tax credit referred to in clause 13.1 (TAXATION) or this clause could have been avoided.

            (b) (MINIMISATION) The Lender will use reasonable endeavours to minimise any cost, reduction or payment or loss of tax credit referred to in this clause or the effect of any unlawfulness or impracticability referred to in clause 14.3.

C.          ILLEGALITY

            If the making of any law or treaty, or a change in the interpretation or application by any Governmental Authority of any law or treaty makes it unlawful or impracticable for the Lender to make, fund or maintain the advances required under this Agreement:

            1. the Lender may terminate the Commitment by notice to the Borrower;

            2. if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, the Borrower shall prepay the Principal Outstanding, together with all interest, fees and other amounts payable under this Agreement; and

            3. the Borrower shall make the prepayment immediately or, if in the opinion of the Lender delay in prepayment is permitted by, or will not cause a breach of, the law or treaty, no later than the latest permitted day.

XV.         CONDITIONS PRECEDENT

A.          CONDITIONS PRECEDENT TO DRAWDOWN NOTICE

            The right of the Borrower to give a Drawdown Notice and the obligations of the Lender under this Agreement are subject to the condition precedent that the Lender receives in form and substance satisfactory to the Lender:

            1. (VERIFICATION CERTIFICATE) a certificate in relation to each Obligor given by a director of the relevant Obligor substantially in the form of annexure B with the attachments referred to;

            2. (LEGAL OPINIONs) legal opinions from De Brauw Blackstone Westbroek P.C., Netherlands legal advisors to the Borrower and the Parent and Allen Allen & Hemsley, Australian legal advisors to the Borrower and the Parent;

            3. (REORGANISATION) evidence that the Reorganisation has occurred; and

            [4. (REDUCTION OF COMMITMENT) evidence that the commitment of the Lender under a revolving loan agreement dated on or about the date of this Agreement between the Lender and each Obligor, has been reduced to A$50,000,000 or less.]

B.          CONDITIONS PRECEDENT TO EACH LOAN

            The obligations of the Lender to make available each Loan are subject to the further conditions precedent that:

            1.          (REPRESENTATIONS TRUE)

                        a. the representations and warranties by each Obligor in this Agreement are true as at the date of the first Drawdown Notice and the first Drawdown Date; and

                        b. the representations and warranties by each Obligor in paragraphs (a), (b), (c), (d)(i),
                                    (e), (f), (g), (i), (j), (k), (l) and (n) of
                                    clause 16.1 are true as at the date of each subsequent Drawdown Notice and the relevant Drawdown Date,

                        as though they had been made at that date in respect of the facts and circumstances then subsisting; and

            2. (NO DEFAULT) no Event of Default or Default subsists at the date of the relevant Drawdown Notice and the relevant Drawdown Date or will result from the provision of the Loan.

XVI.        REPRESENTATIONS AND WARRANTIES

A.          REPRESENTATIONS AND WARRANTIES

            Each Obligor makes the following representations and warranties.

            1. (ORGANIZATION; POWER AND AUTHORITY) Each Obligor is a corporation duly incorporated and validly existing under the laws of The Netherlands in the case of the Borrower and the Parent, and South Australia in the case of JHI.

            2. (CORPORATE AUTHORIZATION, DOCUMENTS BINDING) This Agreement has been duly authorized by all necessary corporate action on the part of each Obligor, and this Agreement constitutes a legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by:

                        a. applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and

                        b. general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3. (COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC) The execution, delivery and performance by each Obligor of this Agreement will not:

                        a. contravene its Memorandum or Articles of Association or other constituent documents;

                        b. result in the creation of any Lien in respect of any property of any Obligor or any Subsidiary;

                        c. contravene any law to which any Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected;

                        d. conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary;

                        e. violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary; or

                        f. result in the acceleration or cancellation of any agreement or obligation in respect of Debt of the Parent or any of its Subsidiaries.

            4.          (DISCLOSURE)

                        a. All information given to the Lender by it or with its authority was, when given, true and correct in all material respects as at the date of this Agreement or, if later, when provided.

                        b. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth in this Agreement or in the Memorandum or in the other documents, certificates and other writings delivered to the Lender by or on behalf of any Obligor specifically for use in connection with the transactions.

            5. (OWNERSHIP) After the Reorganisation has occurred, the Parent will be the ultimate beneficial owner of the whole of the issued share capital of the Borrower.

            6.          (FINANCIAL STATEMENTS)

                        a. The most recent financial statements of James Hardie Industries Limited and its Subsidiaries (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of James Hardie Industries Limited and its Subsidiaries as of the end of the financial period to which they relate and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

                        b. Since the date of delivery of those statements, there has been no change in the financial condition, operations, business or prospects of any Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

            7. (AUTHORISATIONS ETC) All Authorisations necessary or advisable in connection with the execution, delivery or performance by each Obligor of this Agreement have been obtained and are in full force and effect.

            8. (LITIGATION) No litigation, arbitration, administrative proceeding or other procedure for the resolution of disputes is currently taking place, pending or to its knowledge, threatened against it (including, in the case of the Parent its Subsidiaries) or its business, assets or revenues involving a claim or claims in an amount exceeding (whether alone or in aggregate) US$5,000,000 and which could reasonably be expected to have a Material Adverse Effect.

            9. (LIENS) No Lien exists over any of the assets or resources of any Obligor which is not permitted by clause 17.2.

            10. (ENVIRONMENTAL MATTERS) The Parent and each of its Subsidiaries has complied with all applicable Environmental Laws and the terms and conditions of any Authorisation issued pursuant to an Environmental Law, except where a failure to be in compliance could not, individually or in aggregate, reasonably be expected to effect in any way a Material Adverse

                        Effect and as far as it knows, there are no outstanding or threatened claims relating to any breach of Environmental Law against it or any Subsidiary of the Parent which could, individually or in aggregate, reasonably be expected to have in any way a Material Adverse Effect.

            11. (NO IMMUNITY) Neither it nor any of its assets or revenues has any immunity from jurisdiction, suit, execution, attachment or other legal process in any jurisdiction in which its assets are located or it carries on business.

            12. (RANKING) Its obligations under this Agreement rank pari passu with all its other unsecured and unsubordinated obligations other than those mandatorily preferred by law.

            13. (FINANCIAL BENEFIT TO A RELATED PARTY) The execution of this Agreement and the performance by it of its obligations or the exercise of its rights under it, and without relying on any provision of Division 4 or 5 of
                        Part 3.2A of the Corporations Law, other than section 243M do not and will not contravene section 243H of the Corporations Law.

            14. (OTHER DEFAULT) Neither the Parent nor any of its Subsidiaries is in default under any law, Authorisation, agreement or obligation binding upon it or applicable to its business, assets or revenues which could reasonably be expected to have a Material Adverse Effect.

           [15. (YEAR 2000 ISSUES) The Borrower has made a full and complete assessment of the Year 2000 Problem and has a realistic and achievable program for remediating the Year 2000 Problem on a timely basis. Based on such assessment and program, the Borrower does not reasonably anticipate that the Year 2000 Problem will have a Material Adverse Effect on its operations, business or financial condition.]

B.          RELIANCE ON REPRESENTATIONS AND WARRANTIES

            Each Obligor acknowledges that the Lender has entered this Agreement in reliance on the representations and warranties in this clause.

XVII.       UNDERTAKINGS

A.          GENERAL UNDERTAKINGS

            Each Obligor undertakes to the Lender as follows.

            1. (AUTHORISATIONS) Each Obligor will obtain, comply with and maintain in full force and effect all Authorisations necessary or advisable in connection with the execution, delivery and performance by it and the validity and enforceability against it of this Agreement to the extent necessary to ensure that non-compliance with such Authorisations or failures to obtain or maintain in effect such Authorisations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            2. (NATURE OF BUSINESS) Neither the Parent nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Parent and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Parent and its Subsidiaries on the date on which the Reorganisation occurred.

            3. (COMPLIANCE WITH LAWS) The Parent and each Subsidiary will comply with all laws binding on it, except to the extent of any noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            4.          (ENVIRONMENTAL COMPLIANCE) The Parent and each
                        Subsidiary will:

                        a. obtain and maintain all Authorisations that are required of it under all Environmental Laws other than those which the failure to obtain or maintain, individually or in the aggregate, could not reasonably be expected to have, a Material Adverse Effect;

                        b. comply with all terms and conditions of all such Authorisations and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Laws or in any regulation, ordinance or code applicable to it and any plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder directly applicable to it except to the extent of any noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

                        c. operate all property owned or leased by it such that no claim or obligation, including a clean-up obligation, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect shall arise under any Environmental Law, and if any claim is made against it or any such obligation shall arise under any Environmental Law, it shall at its own cost and expense, timely satisfy such claim or obligation, provided no such claim or obligation need be satisfied for so long as:

                                    (1)         it is being contested in good
                                                faith by appropriate proceedings
                                                promptly initiated and
                                                diligently conducted; and

                                    (2)         such reserves or other
                                                appropriate provision, if any,
                                                as shall be required by GAAP
                                                shall have been made therefor.

            5. (YEAR 2000 ISSUES) The Parent and each Subsidiary will continue or commence reviewing the areas within its respective businesses and operations which could be adversely affected by the Year 2000 Problem, develop programmes to address any issues identified by such review on a timely basis and notify the Lender immediately it identifies such an issue that is likely to have a Material Adverse Effect.

            [6. (INSURANCE) It will insure and keep insured all its assets which are of an insurable nature in the manner and to the extent which a business enterprise holding similar property, and engaged in a business in a similar locality, would prudently insure against.]

B.          LIENS

            Each Obligor undertakes to the Lender that the Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Parent or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

            1. Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by law;

            2. statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or sums which are being contested in good faith;

            3. Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business:

                        a. in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits; or

                        b. to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

            4. any attachment or judgment Lien, unless the judgment it secures shall not, within 90 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 90 days after the expiration of any such stay;

            5. leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Parent or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

            6. Liens on property or assets of the Parent or any of its Subsidiaries securing Debt owing to the Parent or to any of its Wholly-Owned Subsidiaries (other than the Borrower);

            7. any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Parent or a Subsidiary after the first Drawdown Date, provided that

                        a. any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon);

                        b. the principal amount of the Debt secured by any such Lien shall:

                             (1) at no time exceed an amount equal to the fair market value (as determined in good faith by the Parent) of such property at the time of such acquisition or construction; and

                             (2) not be increased beyond the amount secured at the date of such acquisition or of completion of that construction; and

                        c. any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

            8. any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Parent or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Borrower or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that:

                        a. no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property;

                        b. each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property; and

                        c. the principal amount of Debt secured by any such Lien shall not be increased beyond the amount secured at the date of such consolidation, merger or acquisition, or of such Person becoming a Subsidiary;

            9. any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), or (h) of this clause 17.2, provided that:

                        a. the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced;

                        b.          such Lien is not extended to any other
                                    property; and

                        c. immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

            10. other Liens to secure Debt incurred after the date of first drawing under this Agreement permitted by clause 17.3(c).

C.          FINANCIAL UNDERTAKINGS

            1. (CONSOLIDATED NET WORTH) The Parent will at all times ensure that:

                        a.          Consolidated Net Worth is not less than:

                                    (1)         US$250 million for the year
                                                ending 31 March 1999;

                                    (2)         US$275 million for the year
                                                ending 31 March 2000;

                                    (3)         US$300 million for the year
                                                ending 31 March 2001; and

                                    (4)         US$320 million for each year
                                                after that.

            2. (INCURRENCE OF FUNDED DEBT) The Parent will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Funded Debt, unless on the date the Parent or such Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

                        a.          no Default or Event of Default exists, and

                        b. the ratio of Consolidated Funded Debt to Consolidated Funded Capitalization does not exceed:

                                    (1)         60% in the year ending 31 March
                                                1999; and

                                    (2)         55% for each year after that.

                        For the purposes of this clause 17.3(b), any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

            3. (SECURED DEBT) The Parent will not at any time permit the aggregate amount of Secured Debt of the Parent and its Subsidiaries (excluding Debt owing to the Parent or a Wholly-Owned Subsidiary) to exceed 20% of Consolidated Net Worth.

            4. (EBIT) EBIT will not be less than twice Net Interest Charges in any year ending 31 March.

D.          TERM OF UNDERTAKINGS

            Each undertaking in this clause continues from the date of this Agreement until the Secured Money is fully and finally repaid.

XVIII.      INFORMATION AS TO BORROWER

A.          FINANCIAL AND BUSINESS INFORMATION

            The Parent shall deliver to the Lender the following:

            1. (QUARTERLY STATEMENTS) Within 60 days after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year) a copy of,

                        a. a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter, and

                        b. consolidated statements of income, changes in shareholders' equity and cash flows of the Parent and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Parent's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause 18.1(a);

            2. (ANNUAL STATEMENTS) Within 105 days after the end of each fiscal year of the Parent a copy of:

                        a. a consolidated balance sheet of the Parent and its Subsidiaries, as at the end of such year; and

                        b. consolidated statements of income, changes in shareholders' equity and cash flows of the Parent and its Subsidiaries, for such year,

                        setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognised national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and provided that the delivery within the time period specified above of the Parent's Annual Report on Form 10-K for such fiscal year (together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause 18.1(b).

            3. (SEC AND OTHER REPORTS) Promptly upon their becoming available, one copy of:

                        a. each financial statement, report, notice or proxy statement sent by an Obligor or any Subsidiary to public securities holders generally; and

                        b. each regular or periodic report, each registration statement (without exhibits except as expressly requested by the Lender), and each prospectus and all amendments thereto filed by the Parent or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by any Obligor or any Subsidiary to the public concerning developments that are material.

            4. (NOTICE OF DEFAULT OR EVENT OF DEFAULT) The Parent will promptly notify the Lender of:

                        a. the existence of any Default or Event of Default;

                        b. the commencement of any litigation, arbitration or administrative proceeding of the nature described in clause 16.1(h); and

                        c. the occurrence of any event which will or could reasonably be expected to have a Material Adverse Effect.

            5. (REQUESTED INFORMATION) Such other information relating to the business, operations and condition, (financial or otherwise) of any Obligor or any Subsidiary as from time to time may be reasonably requested by the Lender.

B.          OFFICER'S CERTIFICATE

            Each set of financial statements delivered to the Lender pursuant to clause 18.1(a) or 18.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            1. (COVENANT COMPLIANCE) the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of paragraphs (a), (b), (c) and (d) of clause 17.3, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such paragraph, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such paragraphs, and the calculation of the amount, ratio or percentage then in existence); and

            2. (EVENT OF DEFAULT) a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and each Subsidiary from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of any Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action each Obligor shall have taken or proposes to take with respect thereto.

XIX.        EVENTS OF DEFAULT

A.          EVENTS OF DEFAULT

            Each of the following is an Event of Default whether or not it is in the control of any Obligor.

            1. (NON-PAYMENT OF PRINCIPAL) The Borrower fails to pay an amount of principal payable by it under this Agreement when due.

            2. (NON-PAYMENT OF INTEREST) The Borrower fails to pay any amount, other than an amount described in paragraph (a), payable by it under this Agreement and does not remedy that failure within 5 Business Days after the same becomes due and payable.

            3. (OTHER DEFAULT) Any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) or (b) of this clause 19.1) and such default is not remedied within 30 days of an Obligor receiving written notice of such default from the Lender (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of clause 19.1).

            4. (MISREPRESENTATION) Any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made but if the Lender determines that the circumstances underlying that misrepresentation are capable of being rectified so that the Lender does not suffer any adverse effect, it shall not be an Event of Default if those circumstances are rectified within 30 days after written notice from the Lender to an Obligor requiring rectification.

            5.          (CROSS DEFAULT)

                        (i) The Parent or any Subsidiary is in default in the payment of any Debt that is outstanding in an aggregate principal amount of at least US$10,000,000 beyond any period of grace provided with respect thereto and such Debt is not paid within 3 Business Days; or

                        (ii) Debt exceeding US$10,000,000 of the Parent or any Subsidiary has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity and such Debt is not paid within 3 Business Days.

            6.          (INSOLVENCY)  Any Obligor:

                        a. is generally not paying, or admits in writing its inability to pay, its debts as they become due;

                        b. files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction;

                        c. makes an assignment for the benefit of its creditors;

                        d. consents to the appointment of a custodian, receiver, receiver and manager, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property;

                        e.          consents to the appointment of an
                                    administrator;

                        f.          is adjudicated as insolvent or to be
                                    liquidated; or

                        (vi) takes corporate action for the purpose of any of the foregoing.

            7.          (RECEIVER)

                        (i) A court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent or any of its Subsidiaries, a custodian, receiver, receiver and manager, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent or any of its Subsidiaries, or any such petition shall be filed against the Parent or any of its Subsidiaries (other than a frivolous or vexatious petition) and such petition shall not be dismissed or cancelled within 60 days: or

                        (ii) an administrator of the Parent or any Subsidiary is appointed; or

                        (iii) a receiver, receiver and manager, administrative receiver or similar officer is appointed to all or any substantial part of its assets in respect of Debt that is outstanding in an aggregate principal amount of at least US$10,000,000 and that officer is not removed within 5 days of his appointment,

            8. (JUDGMENT) A final judgment or judgments for the payment of money aggregating in excess of US$10,000,000 are rendered against one or more of the Parent and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

            9.          (VITIATION OF DOCUMENTS)

                        a. Any material provision of this Agreement ceases for any reason to be in full force and effect or becomes void, voidable or unenforceable;

                        b. any law suspends, varies, terminates or excuses performance by an Obligor of any of its material obligations under this Agreement or purports to do any of the same;

                        c. it becomes impossible or unlawful for an Obligor to perform any of its material obligations under this Agreement or for the Lender to exercise all or any of its rights, powers and remedies under this Agreement; or

                        d. an Obligor alleges that this Agreement has been affected as described in this paragraph.

            10. (OWNERSHIP OF BORROWER) The Borrower ceases to be directly or indirectly fully owned and controlled by the Parent.

            11. (FINANCIAL UNDERTAKINGS) There is at any time a breach of any financial undertaking in clause 17.3 or the Parent fails to deliver a certificate as required by clause 18.2 within 7 days of receipt of written notice from the Lender of failure to provide such certificate.

            12. (AUTHORISATION) Any Authorisation necessary or advisable from any person for or in connection with the execution, delivery, performance by any Obligor, validity or enforceability of this Agreement is not granted or ceases to be in full force and effect for any reason or is modified or amended in a manner which, in the reasonable opinion of the Lender, might have a Material Adverse Effect.

            13. (MATERIAL CHANGE) A change occurs in the financial condition of the Parent or any of its Subsidiaries which has a Material Adverse Effect.

B.          CONSEQUENCES

            In addition to any other rights provided by law or this Agreement, at any time after an Event of Default (whether or not it is continuing) the Lender may do all or either of the following:

            1. by notice to the Borrower declare the Secured Money immediately due and payable, and the Borrower will immediately pay the Secured Money; and

            2.          by notice to the Borrower cancel the Commitment.

XX.         GUARANTEE

A.          INTERPRETATION

            Unless the context requires otherwise, in this clause a reference to:

            1. ANY PERSON includes any other Guarantor and the Borrower; and

            2.          ANY DOCUMENT OR AGREEMENT includes this Agreement.

B.          GUARANTEE

            The Guarantors jointly and severally unconditionally and irrevocably guarantee the due and punctual payment of the Secured Money. Each Guarantor enters into this Agreement for valuable consideration which includes the Lender entering into this Agreement at its request.

C.          PAYMENT

            1. On demand from time to time each Guarantor shall pay an amount equal to the Secured Money then due and payable in the same manner and currency which the Borrower is (or would have been but for its Liquidation) required to pay the Secured Money under the relevant Transaction Document.

            2. A demand need only specify the amount owing. It need not specify the basis of calculation of that amount.

C.          [3.         It is not necessary to make demand on the Borrower
                        before making demand on each Guarantor under this clause.]

D.          UNCONDITIONAL NATURE OF OBLIGATION

            Neither this Agreement nor the obligations of any Guarantor under this Agreement will be affected by anything which but for this provision might operate to release, prejudicially affect or discharge them or in any way relieve any Guarantor from any obligation. This includes the following:

            1. the grant to any person of any time, waiver or other indulgence, or the discharge or release of any person;

            2. any transaction or arrangement that may take place between the Lender and any person;

            3.          the Liquidation of any person;

            4. the Lender becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, deed of company arrangement, composition of debts or scheme of reconstruction by or relating to any person;

            5. the Lender exercising or delaying or refraining from exercising or enforcing any document or agreement or any right, power or remedy conferred on it by law or by any document or agreement;

            6. all or any part of any document or agreement held by the Lender at any time or of any right, obligation, power or remedy changing, ceasing or being transferred (this includes amendment, variation, novation, replacement, rescission, invalidity, extinguishment, repudiation, avoidance, unenforceability, frustration, failure, expiry, termination, loss, release, discharge, abandonment or (assignment);

            7. the taking or perfection of any document or agreement or failure to take or perfect any document or agreement;

            8. the failure by any person or the Lender to notify any Guarantor of any default by any person under any document or agreement or other circumstance;

            9. the Lender obtaining a judgment against any person for the payment of any Secured Money;

            10. any legal limitation, disability, incapacity or other circumstance relating to any person;

            11. any change in any circumstance (including in the members or constitution of any person);

            12. any document or agreement is not executed by any person, or is not valid or binding on any person; or

            13. any increase in the Secured Money for any reason (including as a result of anything referred to above),

            whether with or without the consent of the Guarantors. Without limitation, this Agreement binds a Guarantor even if it is, or has become, the only Guarantor bound. None of the above paragraphs limits the generality of any other.

E.          PRINCIPAL AND INDEPENDENT OBLIGATION

            This clause is a principal and independent obligation. Except for stamp duty purposes, it is not ancillary or collateral to another document, agreement, right or obligation.

F.          NO MARSHALLING

            The Lender is not obliged to marshal or appropriate in favour of any Guarantor or to exercise, apply or recover:

            1. any Lien, Guaranty, document or agreement held by the Lender at any time; or

            2. any of the funds or assets that the Lender may be entitled to receive or have a claim on.

G.          NO COMPETITION

            Until the Secured Money has been irrevocably paid and discharged in full no Guarantor is entitled to, and no Guarantor shall:

            1. be subrogated to the Lender or claim the benefit of any Lien or Guaranty held by the Lender at any time;

            2. upon the Liquidation of the Borrower, or any person who gives a Guaranty or Lien in respect of any Secured Money either directly or indirectly prove in, claim or receive the benefit of, any distribution, dividend or payment; or

            3. have or claim any right of contribution or indemnity from the Borrower, or any person who gives a Guaranty or Lien in respect of any Secured Money.

            The receipt of any distribution, dividend or other payment by the Lender out of or relating to any Liquidation will not prejudice the right of the Lender to recover the Secured Money by enforcement of this Agreement.

H.          SUSPENSE ACCOUNT

            In the event of the Liquidation of the Borrower or any other person (including any Guarantor) each Guarantor authorises the Lender to do the following until the Lender has been paid the Secured Money in full:

            1. prove in respect of all moneys which the Guarantors have paid the Lender under this Agreement; and

            2.          a.          retain and carry to a suspense account; and

                        b.          appropriate at the discretion of the Lender,

                        any dividend received in the Liquidation of the Borrower or any other person and any other money received in respect of the Secured Money.

I.          RESCISSION OF PAYMENT

            Whenever any of the following occurs for any reason (including under any law relating to Liquidation, fiduciary obligations or the protection of creditors):

            1. all or part of any transaction of any nature (including any payment or transfer) made during the term of this Agreement which affects or relates in any way to the Secured Money is void, set aside or voidable;

            2. any claim that anything contemplated by paragraph (a) is so upheld, conceded or compromised; or

            3. the Lender is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset,

            the Lender will immediately become entitled against each Guarantor to all rights in respect of the Secured Money which it would have had if all or the relevant part of the transaction or receipt had not taken place. Each Guarantor shall indemnify the Lender against any resulting loss, cost or expense. This clause continues after this Agreement is discharged.

J.          INDEMNITY

            If any Secured Money (including moneys which would have been Secured Money if they were recoverable) is not recoverable from the Borrower for any reason each Guarantor shall indemnify the Lender and shall pay that money to the Lender on demand. The reason may include any legal limitation, disability, incapacity or thing affecting the Borrower or any failure to execute properly an agreement or document.

            This applies whether or not:

            1. any transaction relating to the Secured Money was void or illegal or has been subsequently avoided; or

            2. any matter or fact relating to that transaction was or ought to have been within the knowledge of the Lender.

K.          CONTINUING GUARANTEE AND INDEMNITY

            This clause:

            1.          is a continuing guarantee and indemnity;

            2. will not be taken to be wholly or partially discharged by the payment at any time of any Secured Money or by any settlement of account or other matter or thing; and

            3. remains in full force until the Secured Money has been paid in full and the Guarantors have completely performed their obligations under this Agreement.

L.          VARIATIONS

            This clause covers the Secured Money as varied from time to time including as a result of:

            1.          any amendment to, or waiver under this Agreement; or

            2.          the provision of further accommodation to the Borrower,

            and whether or not with the consent of or notice to the Guarantors. This does not limit any other provision.

M.          JUDGMENT

            A judgment obtained against the Borrower will be conclusive against each Guarantor.

N.          CONDITIONS PRECEDENT

            Any condition or condition precedent to the provision of financial accommodation is for the benefit of the Lender and not the Guarantors. Any waiver of or failure to satisfy such a condition or condition precedent will be disregarded in determining whether an amount is part of the Secured Money.

XXI.        INTEREST ON OVERDUE AMOUNTS

A.          ACCRUAL AND PAYMENT

            1. (ACCRUAL) Interest accrues on each unpaid amount which is due and payable by the Borrower or a Guarantor under or in respect of this Agreement (including interest payable under this clause):

                        a. on a daily basis up to the date of actual payment from (and including) the due date;

                        b. both before and after judgment (as a separate and independent obligation); and

                        c.          at the rate provided in clause 21.2 (RATE).

            2. (PAYMENT) Each Obligor shall pay interest accrued under this clause on demand from time to time and on the last Business Day of each calendar quarter. That interest is payable in the currency of the unpaid amount on which it accrues and shall be compounded at such intervals as the Lender considers appropriate.

B.          RATE

            The rate applicable under this clause is the sum of:

            1.          2% per annum; and

            2.          the aggregate of the Margin and:

                        a. in the case of amounts denominated in US dollars, LIBOR; and

                        b. in the case of amounts denominated in Australian dollars, BBR,

                        calculated from time to time with reference to such successive periods and on such dates as the Lender considers appropriate.

XXII.       INDEMNITIES

            The Borrower shall indemnify the Lender against any loss, cost, charge, liability or expense (including legal costs on a full indemnity basis) the Lender (or any officer or employee of the Lender) may sustain or incur as a direct or indirect result of:

            1.          any Event of Default or Default occurring;

            2. any failure by the Borrower to draw down an Advance in accordance with a Drawdown Notice or to make a prepayment in accordance with a notice of prepayment; or

            3. any prepayment made other than on the last day of a Funding Period and in accordance with this Agreement (including, any loss or expense incurred in liquidating or redeploying funds from third parties to make or maintain any Advance or in terminating or reversing any arrangements entered into in connection with the funding of any Advance and any loss of profits that the Lender may suffer by reason of the early liquidation or redeployment of such funds or the termination or reversal of such arrangements).

XXIII.      CURRENCY INDEMNITY

A.          GENERAL

            The Borrower shall indemnify the Lender against any deficiency which arises whenever for any reason (including as a result of a judgment or order or Liquidation):

            (a) the Lender receives or recovers an amount in one currency (the PAYMENT CURRENCY) in respect of an amount denominated under this Agreement in another currency (the DUE CURRENCY); and

            (b) the amount actually received or recovered by the Lender in accordance with its normal practice when it converts the Payment Currency into the Due Currency is less than the relevant amount of the Due Currency.

B.          REIMBURSEMENT

            Where an amount to be reimbursed or indemnified against under this Agreement is denominated in another currency, if the Lender so requests, the Borrower shall reimburse or indemnify it against the amount of US dollars which the Lender certifies that it used to buy the relevant amount of the other currency under its normal procedures. If the Lender does not so request, the Borrower shall reimburse or indemnify it in the relevant currency.

XXIV.       REVIEW EVENT

            If, at any time after the date of this Agreement and for any reason, whether or not within the control of a party, a Change of Control occurs and at that time or at any time thereafter the Lender determines, in its sole discretion, that it has reasonable grounds for believing that an Obligor will not or may not (or will or may be unable to) perform or comply with any one or more of its obligations under this Agreement due to either:

            1. changes made, or proposed to be made, to the business of the Borrower or to the business of the Parent and its Subsidiaries taken as a whole (whether by a single transaction or a series of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise); or

            2. any change in the financial condition or operations of an Obligor,

            then the Lender may by notice to the Borrower cancel its Commitment with immediate effect and/or declare the Secured Money to be, and the Secured Money will be, due and payable within 60 days from the date of that notice.

XXV.        CONTROL ACCOUNTS

            The accounts kept by the Lender constitute sufficient evidence, unless proven wrong, of the amount at any time due from the Borrower under this Agreement.

XXVI.       EXPENSES

            The Borrower shall reimburse the Lender for its reasonable expenses in relation to:

            1. the preparation, execution and completion of this Agreement and any subsequent consent, approval, waiver or amendment; and

            2. any consent, waiver, variation, calculation, release or discharge requested by the Borrower; and

            3. following the occurrence of an Event of Default and while that Event of Default subsists, any inspection or valuation to be made or given by or to the Lender under this Agreement and the actual enforcement of, or preservation of rights, powers and remedies under this Agreement.

XXVII.      STAMP DUTIES

            1. The Borrower shall pay all stamp, transaction, registration and similar Taxes (including fines and penalties) payable in relation to the execution, delivery, performance or enforcement of this Agreement or any payment or receipt or any other transaction contemplated by this Agreement.

            2. Those Taxes include financial institutions duty, debits tax or other Taxes payable by return and Taxes passed on to the Lender by a bank or financial institution.

            3. The Borrower shall indemnify the Lender against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the Lender to pay any Tax after having been put in funds to do so by the Borrower.

XXVIII.     SET-OFF

            1. If an Event of Default subsists the Lender may apply any credit balance in any currency (whether or not matured) in any account of the Borrower or a Guarantor with the Lender towards satisfaction of any sum then due and payable by it to the Lender under or in relation to this Agreement. The Lender need not make the application.

            2. The Lender may exchange currencies to make that application.

XXIX.       WAIVERS, REMEDIES CUMULATIVE

            1. No failure to exercise and no delay in exercising any right, power or remedy under this Agreement operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

            2. The rights, powers and remedies provided to the Lender in this Agreement are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

XXX.        SEVERABILITY OF PROVISIONS

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

XXXI.       SURVIVAL OF REPRESENTATIONS

            All representations and warranties in this Agreement survive the execution and delivery of this Agreement and the provision of advances and accommodation.

XXXII.      INDEMNITY AND REIMBURSEMENT OBLIGATIONS

            Unless otherwise stated, each indemnity, reimbursement or similar obligation in this Agreement:

            1.          is a continuing obligation;

            2.          is a separate and independent obligation;

            3.          is payable on demand; and

            4.          survives termination or discharge of this Agreement.

XXXIII.     MORATORIUM LEGISLATION

            To the full extent permitted by law all legislation which at any time directly or indirectly:

            1. lessens, varies or affects in favour of the Borrower or a Guarantor any obligation under this Agreement; or

            2. delays, prevents or prejudicially affects the exercise by the Lender of any right, power or remedy conferred by this Agreement, is excluded from this Agreement.

XXXIV.      CONSENTS AND OPINIONS

            Except where expressly stated the Lender may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise its rights, powers and remedies at its absolute discretion.

XXXV.       ASSIGNMENTS

A.          ASSIGNMENT BY BORROWER AND GUARANTORS

            The Borrower and any Guarantor may only assign or transfer any of their rights or obligations under this Agreement with the prior written consent of the Lender.

B.          ASSIGNMENT BY LENDER

            The Lender may assign or transfer all or any of its rights or obligations under this Agreement at any time if:

            1. the Parent has given its prior consent, which consent it shall not withhold unreasonably;

            2. in the case of a transfer of obligations, the transfer is effected by a novation in form and substance reasonably satisfactory to the Borrower.

C.          DISCLOSURE

            Subject to clause 35.2(a), the Lender may disclose to a proposed assignee, transferee or sub-participant information which relates to an Obligor or was furnished in connection with this Agreement if it first obtains the consent of the Parent (who shall not unreasonably withhold or delay that consent).

D.          CHANGE OF LENDING OFFICE

            The Lender may change its Lending Office if it first notifies and consults with the Borrower.

E.          NO INCREASED COSTS

            Despite anything to the contrary in this Agreement, if the Lender assigns its rights under this Agreement or changes its Lending Office, the Borrower will not be required to pay or absorb with respect to the assignee or new Lending Office any net increase in the total amount of costs, Taxes, fees or charges which arise or may arise as a result of or in connection with such assignment or new Lending Office.

XXXVI.      NOTICES

            All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement:

            1.          must be in writing;

            2.          must be signed by a Responsible Officer of the sender;
                        and

            3.          will be taken to be duly given or made:

                        a. (in the case of delivery in person or by post, facsimile transmission or cable) when delivered, received or left at the address of the recipient shown in this Agreement or to any other address which it may have notified the sender; or

                        b. (in the case of a telex) on receipt by the sender of the answerback code of the recipient at the end of transmission,

                        but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place;

            4. must, in the case of notice to the Borrower or the Parent be sent to:

                        World Trade Centre
                        Tower C
                        Level 4
                        Strawinskylaan 819
                        PO Box 819
                        1070 XX Amsterdam
                        The Netherlands

                        For the attention of: Don Cameron; and

            5. must, in the case of notice to JHI, have a copy sent to the Borrower at the address in paragraph (d) above.

XXXVII.     RESPONSIBLE OFFICERS

            Each Obligor irrevocably authorises the Lender to rely on a certificate by a person purporting to be its director or secretary as to the identity and signatures of its Responsible Officers. Each Obligor warrants that those persons have been authorised to give notices and communications under or in connection with this Agreement.

            Each Guarantor warrants that each Responsible Officer of the Borrower is authorised to sign Drawdown Notices on behalf of each Guarantor.

XXXVIII.    FURTHER ASSURANCES

            The Borrower will at its own expense and when requested by the Lender from time to time to do so, promptly do, execute and deliver all such other and further acts and instruments as are necessary or, in the reasonable opinion of the Lender, desirable for more satisfactorily giving effect to this Agreement and for more fully vesting in the Lender all rights, remedies and powers conferred or intended to be conferred by this Agreement and must cause any relevant third parties to do, execute and deliver the same.

XXXIX.      JURISDICTION

A.          JURISDICTION

            With respect to any legal action or proceedings relating to this Agreement (each, a RELEVANT ACTION), each of the Guarantors and the Borrower irrevocably:

            1. submits to and accepts, for itself and in respect of its assets, generally and unconditionally the non-exclusive jurisdiction of any of the courts of Australia or any of its states or territories selected by the Lender;

            2. waives any objection to the venue and any claim that the Relevant Action has been brought in an inconvenient forum; and

            3. consents to the service of process out of any of those courts by the mailing of copies of process by registered or certified airmail postage prepaid to it at its address for service of notices under clause 36 or to its process agent at its address provided in the following sub-clause, in which case such service will be taken to have been effected on receipt.

            Nothing in this Agreement affects the right to serve process in any other manner permitted by law.

B.          PROCESS AGENTS

            1.          Each of the Parent and the Borrower irrevocably:

                        a. nominates as its agent to receive service of process or other documents in any Relevant
                                    Action:

                                    James Hardie Aust. Investco Pty Ltd
                                    65 York Street
                                    Sydney  NSW  2000
                                    Fax: 9262 4394
                                    Attention: Company Secretary

                        b. agrees that service on that agent or any other person appointed under paragraph (b) will be sufficient service on it.

            2. Each of the Borrower and the Parent shall ensure each process agent remains authorised to accept service on its behalf. If any process agent ceases to have an office in the place specified, each of the Borrower and the Parent shall ensure that there is another person in that place acceptable to the Lender to receive process on its behalf. It shall promptly notify the Lender of the appointment of that other person.

            3. JHI accepts its appointment by the Parent and the Borrower as agent to receive service of process or other documents in any Relevant Action.

XL.         GOVERNING LAW

            This Agreement is governed by the laws of New South Wales.

XLI.        COUNTERPARTS

            This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

XLII.       CONFIDENTIAL INFORMATION

            1. For the purposes of this clause, CONFIDENTIAL INFORMATION means information delivered to the Lender by or on behalf of the Parent or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labelled or otherwise adequately identified when received by the Lender as being confidential information of the Parent or such Subsidiary, provided that such term does not include information that:

                        a. was publicly known or otherwise known to the Lender prior to the time of such disclosure;

                        b. subsequently becomes publicly known through no act or omission by the Lender or any person acting on its behalf;

                        c. otherwise becomes known to the Lender other than through disclosure by the Parent or any Subsidiary; or

                        d. constitutes financial statements delivered to the Lender under clause 18.1 that are otherwise publicly available.

            2. The Lender will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that the Lender may deliver or disclose Confidential Information to:

                        a. its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of this Agreement);

                        b. the Lender's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this clause 42;

                        c. a proposed assignee, transferee or sub-participant in accordance with clause 35.3;

                        d. any United States federal or state regulatory authority having jurisdiction over the Lender;

                        e. the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the Lender; or

                        f. any other Person to which such delivery or disclosure may be necessary or appropriate:

                                    (1)         to effect compliance with any
                                                law, rule, regulation or order
                                                applicable to the Lender;

                                    (2)         in response to any subpoena or
                                                other legal process;

                                    (3)         in connection with any
                                                litigation to which the Lender
                                                is a party; or

                                    (4)         if an Event of Default has
                                                occurred and is subsisting, to
                                                the extent the Lender may
                                                reasonably determine such
                                                delivery and disclosure to be
                                                necessary or appropriate in the
                                                enforcement or for the
                                                protection of the rights and
                                                remedies under this Agreement.

EXECUTED as an agreement.

Each attorney executing this Agreement states that he has no notice of revocation or suspension of his power of attorney.


THE BORROWER

SIGNED on behalf of                          )
JAMES HARDIE FINANCE B.V.                    )
by its attorney in the presence of:          )


_____________________________________________

_____________________________________________

_____________________________________________
                                                  Signature

_____________________________________________

_____________________________________________
Witness                                           Print name



_____________________________________________
Print name

THE GUARANTORS


SIGNED on behalf of                          )
JAMES HARDIE N.V.                            )
by its attorney in the presence of:          )


_____________________________________________
                                                  Signature


_____________________________________________



_____________________________________________
Witness                                           Print name


_____________________________________________
Print name



SIGNED on behalf of                          )
JAMES HARDIE AUST. INVESTCO PTY LTD          )
by its attorney in the presence of:          )


_____________________________________________
                                                  Signature


_____________________________________________
Witness                                           Print name


_____________________________________________
Print name


THE LENDER


SIGNED on behalf of                          )
                                             )
                                             )
by its attorney in the presence of:          )



_____________________________________________
                                                  Signature


_____________________________________________



_____________________________________________
Witness                                           Print name


_____________________________________________
Print name

                                   ANNEXURE A

                                 DRAWDOWN NOTICE


To:

_________________JAMES HARDIE FINANCE B.V. - DRAWDOWN NOTICE NO. [*]

We refer to the Loan Agreement dated [*] 1998 (the LOAN AGREEMENT).

Under clause 3 of the Loan Agreement we give you irrevocable notice as follows:

(1)         we wish to draw on [*] 19[*] (the DRAWDOWN DATE);

            [NOTE: DATE IS TO BE A BUSINESS DAY.]

(2)         the total Original Dollar Amount to be drawn is [*];

            [NOTE: AMOUNT TO COMPLY WITH THE LIMITS IN CLAUSE 4.]

(3)         particulars of [each/the] Loan are as follows:

                                ORIGINAL DOLLAR AMOUNT              FUNDING
            [CURRENCY]          (STATED IN [*] DOLLARS)             PERIOD
            ----------          -----------------------             -------



            [NOTE: AMOUNTS TO COMPLY WITH CLAUSE 5 AND LENGTH OF FUNDING PERIOD
                   TO COMPLY WITH CLAUSE 7.]

(5) we request that the proceeds be remitted to account number [*] at [*];

            [NOTE: THE ACCOUNT(S) TO BE COMPLETED ONLY IF FUNDS NOT REQUIRED IN REPAYMENT OF PREVIOUS LOAN(S).]

(6)         we represent and warrant on behalf of the Borrower that:

            (a) [(except as disclosed in paragraph (c)] the representations and warranties in paragraphs
                        (a),(b),(c),(d)(i),(e),(f),(g),(i),(j),(k), (l) and (n)
                        of clause 16.1 of the Loan Agreement are true as though they had been made at the date of this Drawdown Notice and the Drawdown Date specified above in respect of the facts and circumstances then subsisting; [and]

            (b) [(except as disclosed in paragraph (c)] no Event of Default [or Default] subsists or will result from the drawing; [and]

           [(c) details of the exceptions to paragraphs (a) and (b) are as follows: [*], and we [have taken/propose] the following remedial action [*];]

            [NOTE: INCLUSION OF A STATEMENT UNDER PARAGRAPH (C) SHALL NOT PREJUDICE THE CONDITIONS PRECEDENT IN THE AGREEMENT.]

Definitions in the Loan Agreement apply in this Drawdown Notice.

On behalf of JAMES HARDIE FINANCE B.V.

By: ______________________   [Responsible Officer]


DATED: _______________, 19[*]

                                   ANNEXURE B

                            VERIFICATION CERTIFICATE


To:

_________________________________ LOAN AGREEMENT

I [*] am a [director] of [*] Limited (the COMPANY).

I refer to the Loan Agreement (the LOAN AGREEMENT) dated [*] 1998 between James Hardie Finance B.V. as Borrower, James Hardie N.V. and James Hardie Aust. Investco Pty Ltd as Guarantors and ____________________ as Lender.

Definitions in the Loan Agreement apply in this Certificate.


I CERTIFY as follows.

1.          Attached to this Certificate are complete and up to date copies of:

            (a) the memorandum and articles of association of the Company (marked A);

            (b) a duly stamped power of attorney granted by the Company for the execution of the Loan Agreement (marked B). That power of attorney has not been revoked or suspended by the Company and remains in full force and effect; and

            (c) extracts of minutes of a meeting of the directors of the Company approving execution of the Loan Agreement to which it is expressed to be a party, appointing attorneys for that purpose and appointing Responsible Officers of the Company for the purpose of this Agreement (marked C). Those resolutions have not been amended, modified or revoked and are in full force and effect.

2. The following are signatures of the Responsible Officers of the Company and the persons who have been authorised to sign the Loan Agreement and to give notices and communications under or in connection with the Loan Agreement.

            RESPONSIBLE OFFICERS

            NAME                  POSITION                     SIGNATURE
            ----                  --------                     ---------

             *                       *


             *                       *


             *                       *

SIGNATORIES

            NAME                  POSITION                     SIGNATURE
            ----                  --------                     ---------


             *                       *


             *                       *


             *                       *




Signed:__________________________
               Director


       __________________________
               Print name


DATED: _________________, 1998

                                   ANNEXURE C

                            FORM OF EXTENSION LETTER


Date:       [*]

To:

We refer to the US$        Loan Agreement (the "Agreement") dated [ ] 1998
made between ourselves, James Hardie Finance B.V. and James Hardie Aust. Investco Pty Ltd and James Hardie N.V. as Guarantors and yourselves as Lender.

We request that the Final Maturity Date in respect of the Agreement be extended to a date 182 days after the next Review Date under the Agreement.

The next Review Date is [SPECIFY]. The extended Final Maturity Date would be [SPECIFY].

Signed for and on behalf of James Hardie Finance B.V. by:

Responsible Officer


Signed for James Hardie N.V. by:

Responsible Officer

We agree to extend our Final Maturity Date in respect of the Facility to [SPECIFY DATE].

Signed for Lender by:

Responsible Officer

                                   SCHEDULE 1

                               US DOLLAR PAYMENTS


BANK:

ACCOUNT NUMBER:

CHIPS U.I.D.:

REFERENCE: